As filed with the Securities and Exchange Commission on February 13, 2008
Registration No. 333-148999

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PHOENIX TECHNOLOGIES LTD.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2685985 (I.R.S. Employer Identification No.)
915 Murphy Ranch Road
Milpitas, CA 95035
(Address of Principal Executive Offices)

2007 Equity Incentive Plan
2001 Employee Stock Purchase Plan
(Full title of the plan)

Woodson M. Hobbs
Chief Executive Officer
Phoenix Technologies Ltd.
915 Murphy Ranch Road
Milpitas, CA 95035
(Name and address of agent for service)
(408) 570-1000
(Telephone number, including area code, of agent for service)

Copy to:
Elias J. Blawie, Esq.
Heller Ehrman, LLP
275 Middlefield Road
Menlo Park, California 94025
(650) 324-7000

EXPLANATORY NOTE
     On February 1, 2008, Phoenix Technologies Ltd. (the “Registrant”) filed a Registration Statement on Form S-8 (registration no. 333-148999) (the “Prior Registration Statement”). The Registrant hereby files this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to correct a typographical error set forth on Exhibit 23.2 to the Prior Registration Statement regarding the date on which the Company’s independent registered accounting firm, Ernst & Young LLP, delivered the Consent of Independent Registered Public Accounting Firm. Exhibit 23.2, attached hereto, has been revised to show the correct date of January 30, 2008.
Item 8. Exhibits.

Exhibit
Number
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
[Signature Pages Follow]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on February 12, 2008.

PHOENIX TECHNOLOGIES LTD. (Registrant)
By:	/s/ Woodson M. Hobbs
Woodson M. Hobbs
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Woodson M. Hobbs Woodson M. Hobbs	Director, President and Chief Executive Officer (Principal Executive Officer)	February 12, 2008

/s/ Richard W. Arnold Richard W. Arnold	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2008

* Dale L. Fuller	Director	February 12, 2008

* Douglas E. Barnett	Director	February 12, 2008

* Michael M. Clair	Director	February 12, 2008

* John Mutch	Director	February 12, 2008

* Richard M. Noling	Director	February 12, 2008

*	By: /s/ Woodson M. Hobbs, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm